UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 10, 2015 (June 9, 2015)

 THIRD POINT REINSURANCE LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1039994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
The Waterfront, Chesney House
96 Pitts Bay Road
Pembroke HM 08 Bermuda
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: +1 441 542-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Resignation of Director

On June 9, 2015, Mr. Neil McConachie, a member of the Board of Directors (the “Board”) of Third Point Reinsurance Ltd. (the “Company”), notified the Board of his intent to resign as a member of the Board effective as of June 9, 2015. Mr. McConachie’s resignation was not the result of any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing Mr. McConachie's resignation is attached to this report as Exhibit 99.1 and incorporated herein by reference.

The information hereunder is not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated June 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: [ ], 2015	/s/ J. Robert Bredahl
	Name:	J. Robert Bredahl
	Title:	President and Chief Operating Officer